UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2008

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 13, 2008, WCI Communities, Inc. issued a press release announcing that, the Board of Directors has formed a Special Committee of disinterested members of the Board of Directors to review and evaluate alternative restructuring proposals that the Company may receive from potential investors, including affiliates, on behalf of the Board of Directors and the Company. The Company previously disclosed that it has retained Lazard Frères & Co. LLC as its financial advisor to assist the Company in developing various restructuring alternatives, which would include addressing its 4.0% Contingent Convertible Senior Subordinated Notes due 2023, which become puttable to the Company at par on August 5, 2008. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

  (d). Exhibits.

    The following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Item

99.1	Press Release of WCI Communities, Inc., dated June 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James D. Cullen
Name: James D. Cullen
Title: Vice President

Date: June 13, 2008